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Exhibit 10.19

SEVERANCE AGREEMENT

This Severance Agreement (this “Agreement”) is made between Fulcrum Therapeutics, Inc. (the “Company”) and Bryan Stuart (the “Executive”). The Company together with the Executive shall be referred to as the “Parties”.

WHEREAS, the Parties entered into an Employment Agreement dated March 31, 2021 (the “Employment Agreement”), which superseded in all respects the prior employment agreement between the Parties dated July 3, 2019 (the “Prior Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Company and the Executive each retained the right to terminate the Executive’s employment by the Company without any breach of the Employment Agreement under the circumstances set forth in Section 7 of the Employment Agreement;

WHEREAS, the Executive’s employment will end on January 2, 2023 (the “Date of Separation”), and the Parties are treating the ending of his employment as a termination without Cause pursuant to Section 7(b) of the Employment Agreement;

WHEREAS, if the Executive enters into, does not revoke and complies with this Agreement, the Executive will be eligible to receive the severance pay and benefits as described in this Agreement; and

WHEREAS, this Agreement is the “Severance Agreement” referred to in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Recitals. The Recitals set forth above are expressly incorporated into this Agreement.

2.
Ending of Employment. The Executive’s employment with the Company will end on the Date of Separation. The below terms shall apply regardless of whether this Agreement becomes effective:

(a)
Resignations. The Executive shall be deemed to have resigned from all officer and board member positions that the Executive holds with the Company or any of its respective subsidiaries and affiliates upon the Date of Separation. The Executive shall execute any documents in reasonable form as may be requested to confirm or effectuate any such resignations.

(b)
Accrued Obligations. The Executive acknowledges and agrees that in connection with the ending of his employment, the Company shall pay or provide to the Executive the following “Accrued Obligations”: (i) the Base Salary (as defined in the Employment Agreement) that has accrued and to which the Executive is entitled as of the Date

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of Separation and to the extent consistent with general Company policy, to be paid no later than the Date of Separation, (ii) unreimbursed business expenses for which expenses the Executive

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has timely submitted appropriate documentation in accordance with Section 5 of the Employment Agreement, and (iii) any amounts or benefits to which the Executive is entitled under the terms of the benefit plans then-sponsored by the Company in accordance with their terms (and not accelerated to the extent acceleration does not satisfy Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”).

(c)
Health and Other Benefits. The Executive’s participation in all benefit plans shall end on or after the Date of Separation, in accordance with the terms of the applicable benefit plan. The Executive will be provided with information regarding the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under separate cover, including payment obligations.

(d)
Equity Awards. The Executive shall cease vesting in any outstanding, unvested stock options, restricted stock units or other equity awards as of the Date of Separation, consistent with the applicable equity award agreement and equity incentive plan (collectively, the “Equity Documents”). The Executive may exercise his vested options, if any, within the time period set forth in the Equity Documents, subject to Section 4 below, if this Agreement becomes effective. The unvested portion of any equity award shall terminate or be forfeited on the Date of Separation.

(e)
Restrictive Covenants Agreement. The Executive is required to comply with the continuing obligations under the Employee Confidentiality and Assignment Agreement between the Executive and the Company dated December 6, 2018 (the “Restrictive Covenants Agreement”), which remains in full force and effect.

3.
Severance Benefits. In exchange for the Executive entering into, not revoking and complying with this Agreement, the Executive will be entitled to the following “Severance Benefits”:

(a)
the Company shall continue to pay to the Executive, in accordance with the Company’s regularly established payroll procedures, the Executive’s Base Salary for a period of twelve (12) months, with the first such payment to be made on the first regular payroll date following both the Date of Separation and the Effective Date of this Agreement (as defined below); and

(b)
provided the Executive is eligible for and timely elects to continue receiving group medical insurance pursuant to the “COBRA” law, the Company shall continue to pay (but in no event longer than twelve (12) months following the Date of Separation) the share of the premium for health coverage that is paid by the Company for active and similarly-situated employees who receive the same type of coverage; and

(c)
the Company shall pay the Executive a 2022 bonus in the amount of

$220,000, less applicable tax withholdings, to be paid on the date that the Company’s executives receive their 2022 bonuses, and in any event no later than March 15, 2023.

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4.
Extended Exercise Period. In addition, in exchange for the Executive entering into, not revoking and complying with this Agreement, the Company shall extend the exercise period with respect to the Executive’s vested stock options until the earlier of (i) the date that is

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eighteen (18) months following the Date of Separation and (ii) the original 10-year expiration date for such vested stock options as provided in the Equity Documents (the “Extended Exercise Period”). The Company advises the Executive to consult his personal tax advisor regarding the tax impact of the Extended Exercise Period.

5.
General Release. In consideration for, among other terms, the Severance Benefits and the Extended Exercise Period, to which the Executive acknowledges that he would otherwise not be entitled, the Executive irrevocably and unconditionally releases and forever discharges the Company, all of its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and the fiduciaries of such plans, and the current and former officers, directors, stockholders, employees, attorneys, accountants, and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when the Executive signs this Agreement, he has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, the complete waiver and release of all Claims: related to the Executive’s employment by the Company or termination of employment; arising out of or relating to the Employment Agreement, the Prior Agreement or any other agreement between the Executive and any of the Releasees; of breach of express or implied contract; of wrongful termination of employment whether in contract or tort; of violation of public policy; of intentional, reckless, or negligent infliction of emotional distress; of breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; of interference with contractual or advantageous relations, whether prospective or existing; of deceit or misrepresentation; of discrimination or retaliation under state, federal or municipal law, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and the Massachusetts Fair Employment Practices Act; of whistleblower retaliation; of fraud; under any other federal, state or local statute, rule, ordinance or regulation; of promissory estoppel or detrimental reliance; for wages, bonuses, incentive compensation, stock, stock options, vacation pay, severance allowances or entitlements, and any other compensation or benefits, either under the Massachusetts Wage Act, or otherwise; of slander, libel, defamation, disparagement, intentional infliction of emotional distress, personal injury, negligence or other torts; for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements. The Executive understands that this general release of Claims includes, without limitation, any and all Claims against the Company in respect of any stock-based awards of any kind, and all Claims in his capacity as a Company stockholder arising up to and through the date that the Executive enters into this Agreement. The Executive further understands that this general release does not extend to any rights or Claims that may arise out of acts or events that occur after the date on which the Executive signs this Agreement, to Claims that cannot be released as a matter of law or to any rights to any indemnification and defense that the Executive has with the Company, including, without limitation under the indemnification agreement between the Executive and the Company (the “Indemnification Agreement”). This release does not affect the Executive’s rights or obligations under this Agreement, nor shall it affect the Executive’s rights, if any, to unemployment compensation benefits or to workers’ compensation. The Executive

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agrees not to accept damages of any nature, other equitable or legal remedies for the Executive’s own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim

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released by this Agreement. The Executive represents that he has not assigned to any third party and has not filed with any agency or court any Claim released by this Agreement.

In consideration for the promises and covenants contained herein, the Company acknowledges that it knows of no claims, liabilities, obligations, promises, causes of action, actions, suits or demands, of whatever kind or character, arising from or relating to any omissions, acts or facts that have occurred up until and including the date of this Agreement. The Company further agrees that the Indemnification Agreement remains in full force and effect in accordance with its terms.

6.
Return of Property. The Executive acknowledges and agrees that he is required to return all Company property to the Company pursuant to the Restrictive Covenants Agreement upon the ending of his employment. By entering into this Agreement, the Executive confirms that he has returned to the Company all Company property, including, without limitation, any Company laptop, computer equipment, software, keys and access cards, credit cards, files and any documents (including computerized data and any copies made of any computerized data or software) containing information concerning the Company, its business or its business relationships, without deletion or alteration. After returning all Company property, the Executive agrees to delete and finally purge any duplicates of files or documents that may contain Company or customer information from any non-Company computer or other device that remains the Executive’s property after the Date of Separation. The obligations under this Section 6 are supplemental to, and not in lieu of, the Executive’s obligations under the Restrictive Covenants Agreement.

7.
Communications; Non-Disparagement.

(a)
The Executive agrees that he will not communicate about his departure with anyone until after the Company has made a formal announcement about the Executive’s departure through a company-wide communication (together, the “Company Announcement”); provided that the Executive may communicate with his tax advisors, attorneys and spouse about his departure before the Company Announcement, provided further that the Executive first advises such persons not to reveal information about the Executive’s departure and each such person agrees. Once the Company has made the Company Announcement, the Executive agrees to limit any communications regarding his departure to statements consistent with the Company Announcement.

(b)
Subject to Section 11, the Executive agrees not to make nor cause to be made any disparaging statements (whether written, oral, through social or electronic media or otherwise) concerning the Company or any of the Releasees.

(c)
The Company agrees to instruct the current members of the Board of Directors (the “Board”), for so long as they are members of the Board, not to make or cause to be made any disparaging statements (whether written, oral, through social or electronic media or otherwise) concerning the Executive. For the avoidance of doubt, nothing in this Section 7(c)

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applies to truthful testimony in a legal proceeding nor prevents the Board from communicating truthfully with investors or potential investors.

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8.
Cooperation. The Executive shall cooperate reasonably with the Company, including in

(i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company, and (ii) the investigation, whether internal or external, of any matters about which the Company believes the Executive may have knowledge or information. The Executive’s full cooperation in connection with such claims, actions or investigations shall include, but not be limited to, being available to meet with counsel to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Executive also shall cooperate reasonably with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8, including but not limited to the Executive’s reasonable attorneys’ fees in the event the parties mutually agree that a conflict of interest exists with respect to the Executive’s performance of obligations pursuant to this Section 8.

9.
Continuing Obligations; Termination of Payments; Injunctive Relief. The Executive acknowledges that his right to the Severance Benefits is conditioned on his full compliance with Sections 6 through 8 of this Agreement and the Restrictive Covenants Agreement, which is incorporated by reference herein, and together with Sections 6 through 8 of this Agreement, shall be referred to as the “Continuing Obligations”. In the event that the Executive materially breaches any of the Continuing Obligations, and such material breach (to the extent it is curable), has not been cured by the Executive within ten (10) days of written notification of such material breach, then in addition to any other legal or equitable remedies it may have for such breach, the Company shall have the right to terminate payments provided under this Agreement other than the Accrued Obligations. Such termination in the event of a breach by the Executive of the Continuing Obligations shall not affect the general release in Section 5 of this Agreement or the Executive’s obligation to comply with the Continuing Obligations and shall be in addition to, and not in lieu of, the Company’s rights to other legal and equitable remedies that the Company may have. Further, the Executive and the Company agree that it would be difficult to measure any harm caused to that might result from any breach by a party of any of the Continuing Obligations and that, in any event, money damages would be an inadequate remedy for any such breach. Accordingly, the Executive and the Company agree that if in the event of a material breach, or proposed material breach, of any portion of the Continuing Obligations, then the non- breaching party shall be entitled, in addition to all other remedies it may have, to an injunction or other appropriate equitable relief to restrain any such breach, without showing or proving any actual damage to the Company and without the necessity of posting a bond, and to recover the attorneys’ fees and costs associated with any such breach.

10.
Absence of Reliance; Non-Admission. This Agreement is a legally binding document and the Executive’s signature will commit the Executive to its terms. In signing this Agreement, the Executive agrees that he is not relying upon any promise or representations made by anyone at

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or on behalf of the Company, and he understands that the Company is not admitting in any way that it violated any legal obligation that it owed to the Executive.

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11.
Protected Disclosures. Nothing in this Agreement or otherwise limits the Executive’s:

(i) obligation to testify truthfully in any legal proceeding; (ii) right to file a charge, claim or complaint with any federal agency (such as the Equal Employment Opportunity Commission) or any state or local governmental agency or commission (together, a “Government Agency”), provided that the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided further that nothing in this Agreement limits any right that the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission; or (iii) ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency.

12.
Time for Consideration; Effective Date. The Company advises the Executive to consult with an attorney before entering into this Agreement. The Executive acknowledges that he has carefully read and fully understands all of the provisions of this Agreement and that the Executive is voluntarily and knowingly entering into this Agreement. The Executive acknowledges that he has been given the opportunity to consider this Agreement for twenty-one

(21) days before executing it (the “Consideration Period”). To accept this Agreement, the Executive must return a signed, unmodified original or PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period. If the Executive signs this Agreement before the end of the Consideration Period, the Executive acknowledges that such decision was entirely voluntary and that the Executive had the opportunity to consider this Agreement for the entire Consideration Period. For the period of seven (7) days from the date when the Executive signs this Agreement, the Executive has the right to revoke this Agreement by written notice to the undersigned, provided that such notice is delivered so that it is received at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable during the revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (the “Effective Date”).

13.
Enforceability. The Executive acknowledges that, if any portion or provision of this Agreement or the Continuing Obligations shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision shall be valid and enforceable to the fullest extent permitted by law.

14.
Entire Agreement. This Agreement, together with the Restrictive Covenants Agreement, the Indemnification Agreement and the Equity Documents (subject to the terms of this Agreement), constitutes the entire agreement between the Executive and the Company concerning the Executive’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the Executive’s relationship with the Company including, without limitation, the Employment Agreement and the Prior Agreement.

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15.
Waiver; Amendment. No waiver of any provision of this Agreement, including the Continuing Obligations, shall be effective unless made in writing and signed by the waiving party. The failure of either Party to require the performance of any term or obligation of this Agreement or the Continuing Obligations, or the waiver by either Party of any breach of this

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Agreement or the Continuing Obligations shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may not be modified or amended except in a writing signed by both the Executive and a duly authorized officer of the Company.

16.
Taxes. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

17.
Section 409A. The Parties intend that this Agreement will be administered in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

18.
Acknowledgment of Wage and Other Payments. The Executive acknowledges and represents that, except as expressly provided in this Agreement, the Executive has been paid all wages, bonuses, compensation, benefits and other amounts that any of the Releasees has ever owed to the Executive through the date this Agreement is executed. The Executive is not entitled to any bonus, incentive compensation or other compensation except as specifically set forth in this Agreement. By entering into this Agreement, the Executive acknowledges and agrees that the Severance Benefits are the exclusive payments and benefits to be paid to the Executive in connection with the ending of his employment and that he is not entitled to any other severance pay, benefits or equity rights, including without limitation pursuant to any severance plan, program or arrangement. The Executive further acknowledges and agrees that all notice provisions under the Employment Agreement regarding the ending of his employment have been satisfied.

19.
Governing Law; Interpretation. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit. In the event of any dispute, this Agreement is intended by the Parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either Party or the “drafter” of all or any portion of this Agreement.

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20.
Consent to Jurisdiction; Jury Trial Waiver. The parties hereby consent to the exclusive jurisdiction of the state and federal courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the exclusive

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personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. The Company and the Executive each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

21.
Assignment; Successors and Assigns. Neither the Executive nor the Company may make any assignment of this Agreement or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement (including the Restrictive Covenants Agreement) without the Executive’s consent to any affiliate or to any person or entity with whom the Company shall hereafter effect a reorganization or consolidation, into which the Company merges or to whom it transfers all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Executive and the Company, and each of the Executive’s and the Company’s respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive’s death after the Date of Separation but prior to the completion by the Company of all payments due to the Executive under this Agreement, the Company shall continue such payments to the Executive’s beneficiary designated in writing to the Company prior to the Executive’s death (or to the Executive’s estate, if the Executive fails to make such designation).

22.
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but all of which together shall constitute one and the same document. Electronic and pdf signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Agreement on the date(s) indicated below.

COMPANY:

FULCRUM THERAPEUTICS, INC.

By:	/s/ Curt Oltmans

Name:	Curt Oltmans

Title:	Chief Legal Officer

Date:	January 3, 2023

EXECUTIVE:

By:	/s/ Bryan Stuart

Name:	Bryan Stuart

Date:	January 3, 2023

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